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                                                                   Exhibit 23.2

                               [INSERT LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT

         We consent to the use in this Registration Statement on Form SB-2 of MicroIslet, Inc. of our report dated March 11, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about the Company's ability to continue as a going concern) appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

San Diego, California
September 25, 2003